UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2004

HUGHES SUPPLY, INC. CASH OR DEFERRED PROFIT SHARING PLAN AND TRUST

(Exact name of registrant as specified in its charter)

Not applicable	001-08772	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hughes Supply, Inc. One Hughes Way, Orlando, Florida	32805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 841-4755

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Change in Registrant’s Certifying Accountant.

(a) On July 22, 2004, the Hughes Supply, Inc. Cash or Deferred Profit Sharing Plan and Trust (the “Plan”) dismissed its independent certified public accountant, Averett, Warmus, Durkee, Bauder & Thompson (“Averett Warmus”) for the Plan’s fiscal year ended January 31, 2004 because Averett Warmus is not registered with the Public Company Accounting Oversight Board. This action was approved by the Administrator of the Plan and the Audit Committee of Hughes Supply, Inc. The reports of Averett Warmus on the financial statements of the Plan for fiscal years ended January 31, 2003 and January 31, 2002 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that (i) the reports of Averett Warmus regarding the Plan’s financial statements as of and for the fiscal years ended January 31, 2003 and January 31, 2002 were limited scope audits as permitted by the Department of Labor in connection with the Plan’s annual reporting obligation under the Employee Retirement Income Security Act and were filed with Form 5500; and (ii) no auditing procedures were performed for the investment assets and investment earnings that were certified by Putnam Fiduciary Trust Company, the trustee of the Plan, and because of the significance of the information that was not audited, Averett Warmus disclaimed an opinion on the financial statements for the fiscal years ended January 31, 2003 and January 31, 2002.

In addition, during the Plan’s fiscal years ended January 31, 2003 and January 31, 2002 and through July 22, 2004, there was no disagreement with Averett Warmus on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Averett Warmus, would have caused Averett Warmus to make reference to the subject of that disagreement in its reports on the Plan’s financial statements for those fiscal periods. During the fiscal years ended January 31, 2003 and January 31, 2002 and through July 22, 2004, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Plan provided a copy of the foregoing disclosures to Averett Warmus prior to the date of the filing of this report and requested Averett Warmus to furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the statements in this Item 4(a). A copy of the letter furnished by Averett Warmus in response to that request (as required by Item 304(a)(3) of Regulation S-K), dated July 22, 2004, is filed herewith as Exhibit 16.1 to this Form 8-K.

(b) PricewaterhouseCoopers LLP (“PWC”) was engaged as the Plan’s new independent registered certified public accounting firm on July 22, 2004. During the two most recent fiscal years ended January 31, 2003 and January 31, 2002 and the interim period preceding the engagement of PWC, the Plan has not consulted with PWC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Plan’s financial statements, and either a written report or oral advice was provided to the Plan by PWC that PWC concluded was an important factor considered by the Plan in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or “reportable event,” as those terms are used in Item 304(a)(1) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

Item 5. Other Events and Required FD Disclosure.

Although the Plan has been audited each year since its inception as required under the Employee Retirement Income Security Act, it has not filed Forms 11-K for its prior fiscal years. The Plan has engaged PWC to audit the financial statements of the Plan required by Form 11-K for the fiscal year ended January 31, 2004, and expects to file the Form 11-K for such fiscal year as promptly as practicable.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits. The following document is filed as an exhibit to this Report:

16.1	Letter of Averett, Warmus, Durkee, Bauder & Thompson regarding change in certifying accountant

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hughes Supply, Inc. Cash or Deferred Profit Sharing Plan and Trust

Date: July 27, 2004	By:	/s/ David Bearman
David Bearman
Executive Vice President and Chief Financial Officer of Hughes Supply, Inc., Plan Administrator

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Index to Exhibits filed with Form 8-K

Exhibit	Description of Exhibit
16.1	Letter of Averett, Warmus, Durkee, Bauder & Thompson regarding change in certifying accountant